Exhibit 2.4

BY-LAW NO. 1

A By-law relating generally to the
transaction of the business and affairs of

CAARY CAPITAL LTD.

CONTENTS

One	-	Interpretation
Two	-	Business of the Corporation
Three	-	Directors
Four	-	Committees
Five	-	Officers
Six	-	Standard of Care and Protection of Directors and Officers
Seven	-	Securities
Eight	-	Dividends and Rights
Nine	-	Shareholders
Ten	-	Notices
Eleven	-	Effective Date

BE IT RESOLVED as a By-law of the Corporation as follows:

SECTION 1 INTERPRETATION

1.01	DEFINITIONS - In this By-law and all other By-laws and special resolutions of the Corporation, unless the context otherwise requires:

“Act” means the CANADA BUSINESS CORPORATIONS ACT, R.S.C., 1985, c. C-44 as amended from time to time and any Act that may be substituted therefor, as amended from time to time;

“articles” means the original or restated articles of incorporation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization, articles of revival, and includes any amendments thereto;

“board” means the board of directors of the Corporation;

“By-laws” means this by-law and all other by-laws of the Corporation made in accordance with the Act from time to time in force and effect;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the LEGISLATION ACT, 2006;

“meeting of shareholders” includes an annual meeting or a special meeting of shareholders;

“qualified holding corporation” is a holding corporation which earns in Canada, directly or through its subsidiaries, less than five per cent of the gross revenues of the holding corporation and all of its subsidiary bodies corporate;

“special meeting of shareholders” includes a meeting of any class or classes of shareholders;

“recorded address” means, in the case of a shareholder, such shareholder’s address as recorded in the securities register and, in the case director, in the register of directors, and in the case of an officer an auditor or a member of a committee of the board, such individual’s address as recorded in the records of the Corporation;

“registered office” means the office of the Corporation located in the province or territory specified in its articles or in the notice most recently filed by the Corporation pursuant to the Act;

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by paragraph 2.02 of this By-law or by a resolution passed pursuant thereto;

“unanimous shareholder agreement” means an otherwise lawful written agreement among all the shareholders of the Corporation, or among all the shareholders and one or more persons who are not shareholders, restricting in whole or in part the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation or a written declaration of a person who is the beneficial owner of all the issued shares of the Corporation restricting the powers of the directors as aforesaid;

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders; and words importing persons include individuals, sole proprietorships, partnerships, unincorporated associations, unincorporated syndicates, unincorporated organizations, trusts, bodies corporate and natural persons in their capacities as trustees, executors, administrators or legal representatives.

1.02	BY-LAWS SUBJECT TO UNANIMOUS SHAREHOLDER AGREEMENT - In the event that a unanimous shareholder agreement is in existence which restricts the power of the directors to manage or supervise the business and affairs of the Corporation, the provisions of this By-law and all other by-laws shall be interpreted and construed to be subject in all respects to the terms of the unanimous shareholder agreement, notwithstanding that any such unanimous shareholder agreement may have been entered into after the date of this or any other By-law.

SECTION 2

BUSINESS OF THE CORPORATION

2.01	REGISTERED OFFICE - The directors may from time to time by resolution change the location of the registered office of the Corporation within the province or territory specified in the articles of the Corporation.

2.02	EXECUTION OF INSTRUMENTS - Deeds, transfers, assignments, contracts, obligation certificates and other instruments shall be signed on behalf of the Corporation by any one (1) officer or director of the Corporation. In addition, the board may from time to time direct by resolution the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal, if any, thereto.

2.03	ELECTRONIC AND MECHANICAL SIGNATURES - Any requirement under the Act or this by-law for a signature, or for a document to be executed, is satisfied by a signature or execution in electronic form, by facsimile or by stamped signature if such is permitted by law and all requirements prescribed by law are met.

2.04	BANKING ARRANGEMENTS - The banking business of the Corporation shall be transacted with such banks, trust companies or persons as may from time to time be designated by or under the authority of the board . Such banking business or any part thereof shall be transacted by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.05	VOTING RIGHTS IN OTHER BODIES CORPORATE - The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers signing or arranging for them. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.06	FINANCIAL YEAR END - The financial or fiscal year end of the Corporation shall be determined by resolution of the directors.

SECTION 3
DIRECTORS

3.01	NUMBER OF DIRECTORS AND QUORUM - Unless the provisions of paragraph 3.17 apply, subject to the articles, the number of directors of the Corporation (in this paragraph, the “Number”) shall be the fixed number of directors if so specified in the articles or, if the articles provide for a minimum and maximum number of directors, shall be that number of directors as determined from time to time by resolution of the shareholders or, if so empowered pursuant to a special resolution, the board of directors may determine the number of directors, within the minimum and maximum as permitted by the articles. A majority of the Number shall constitute a quorum at any meeting of the directors. If the Number is less than 3 then all directors must be present to constitute a quorum. Notwithstanding vacancies, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

3.02	QUALIFICATIONS - Each director shall be eighteen (18) or more years of age and shall be an individual as defined by the Act. No person who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director. If a director acquires the status of a bankrupt or becomes of unsound mind and is so found, such person shall thereupon cease to be a director.

3.03	ELECTION AND TERM - The directors shall be elected yearly to hold office until the next annual meeting of the shareholders of the Corporation or until their successors shall have been duly elected. The whole board shall be elected at each annual meeting and all the directors holding office immediately prior to such annual meeting shall cease to hold office at the end of the annual meeting unless re-elected.

3.04	REMOVAL OF DIRECTORS - The shareholders, by resolution passed by a majority of the votes cast thereon at a special meeting of shareholders called for that purpose, may remove any director before the expiration of such director’s term of office and may elect any person in such director’s place for the remainder of such director’s term.

3.05	VACANCIES - Subject to the provisions of the Act, where the articles of the Corporation provide for a maximum and minimum number of directors, vacancies on the board may be filled for the remainder of the term of office by qualified individuals by the remaining directors if they constitute a quorum. If there is not a quorum of directors or if a vacancy results from a failure to elect the number or minimum number of directors required by the Articles, then the directors then in office shall forthwith call a special meeting of the shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office the meeting may be called by any shareholder.

3.06	ACTION BY THE BOARD - The board shall manage or supervise the management of the business and affairs of the Corporation unless otherwise specifically provided in any unanimous shareholder agreement. The board shall not transact any business at a meeting of directors unless at least 25% of the directors present are resident Canadians (or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian) or unless the Corporation is a qualified holding corporation. The powers of the board may be exercised by a meeting at which a quorum of directors is present or by By-law or resolution consented by the signatures of all the directors then in office if constituting a quorum. Where there is a vacancy or vacancies in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

3.07	PLACE OF MEETINGS - Meeting of the board may be held at any place within or outside Canada.

3.08	CALLING OF MEETINGS - Meetings of the board shall be held from time to time at such place, at such time and on such day as the board, the chair of the board, the chief executive officer, the president or a vice-president or any one director may determine. Notice of the time and place of every meeting so called shall be given in the manner provided in Section l0 to each director (a) not less than 48 hours before the time when the meeting is to be held if the notice is mailed, or (b) not less than 24 hours before the time when the meeting is to be held if the notice is given personally or is delivered or is sent by any means of transmitted or recorded communication; provided that no notice of a meeting shall be necessary if all the directors in office are present or if those absent waive notice of or otherwise consent to such meeting being held.

3.09	FIRST DIRECTORS MEETING - After incorporation an incorporator or a director may call a meeting of the directors of the Corporation by the giving of not less than five (5) days notice thereof by mail to each director stating the time and place of the meeting at which the directors may make By-laws, adopt forms of security certificates and corporate records, authorize the issue of securities, appoint officers, appoint one or more auditors to hold office until the first annual meeting of shareholders, make banking arrangements and transact any other business.

3.10	FIRST MEETING OF THE NEW BOARD - Provided a quorum of directors is present. each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.11	REGULAR MEETINGS - The board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting.

3.12	CHAIR - The chair of the board, if such an officer has been elected and is present, otherwise the chief executive officer or the president. or in their absence, a vice-president who is a director, shall be the chair of any meeting of the board. If no such officer is present, the directors present shall choose one of their number to be the chair.

3.13	VOTES TO GOVERN - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

3.14	DECLARATION OF INTEREST - Every director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of such person’s interest. All such disclosures shall be made at the time required by the applicable provisions of the Act and directors shall refrain from voting in respect of any such contract or transaction unless otherwise permitted by the Act.

3.15	AVOIDANCE STANDARDS - If a material contract or transaction is made between the Corporation and a director or officer of the Corporation or between the Corporation and any other person of which a director or officer of the Corporation is a director or officer or in which such director or officer has a material interest, the contract or transaction is neither void nor voidable, by reason only of that relationship or by reason only that the director is present at or is counted to determine the presence of a quorum at the meeting of directors or committee of directors that authorized the contract or transaction, if the director or officer disclosed their interest as hereinbefore provided and the contract or transaction was approved by the directors or the shareholders and it was reasonable and fair to the Corporation at the time it was so approved.

3.16	TRANSACTION OF BUSINESS BY SIGNATURE - A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or a committee of directors.

3.17	ONE DIRECTOR - Where the Corporation has only one director, the affairs of the Corporation shall be managed or the management shall be supervised by such director and all business which may be transacted at a meeting of the board shall be transacted by such director in the manner provided in paragraph 3.16 hereof.

3.18	MEETINGS BY TELEPHONE - Where all the directors present at or participating in the meeting have consented thereto, any director may participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other during the meeting and a director participating in such a meeting by such means is deemed for the purposes of the Act and these by-laws to be present at the meeting. If a majority of the directors participating in such a meeting are then in Canada, the meeting shall be deemed to have been held in Canada.

SECTION 4
COMMITTEES

4.01	EXECUTIVE COMMITTEE - The board may elect from among its number an executive committee to be composed of one or more directors, which committee may exercise all the powers of the board, subject to any restrictions contained in the Act. If the executive committee consists of only one member, that member shall be designated as the “Managing Director” who shall be a resident Canadian as defined in the Act.

4.02	ADVISORY COMMITTEES - The board may from time to time elect or appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

4.03	PROCEDURE - Unless otherwise ordered by the board, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

4.04	PLACE OF MEETINGS - Meetings of the executive committee may be held at any place within or outside Canada.

SECTION 5
OFFICERS

5.01	APPOINTED OFFICERS - The directors of the Corporation may from time to time designate the offices of the Corporation, appoint officers to the offices so designated, specify their duties and, subject to the Act, delegate to them powers to manage the business and affairs of the Corporation. A director may be appointed to any office of the Corporation and two or more offices of the Corporation may be held by the same person. In the absence of written agreement to the contrary, the board may by resolution rescind such appointment or designation and appoint or designate another officer in such office or remove at its pleasure any officer of the Corporation. The terms of employment and remuneration of any officer so appointed by it shall be settled from time to time by the board. Unless otherwise from time to time specified by the board, the offices of the Corporation, if designated by the directors, and the officers so appointed shall have the following duties and powers.

5.02	CHAIR OF THE BOARD - The chair of the board shall, if present, preside at all meetings of the board and at all meetings of shareholders. In addition, the board may assign to the chair any of the powers and duties that are by any provisions of this By-law assigned to the chief executive officer or the president and the chair shall have such other powers and duties as the board may prescribe. During the absence or disability of the chair of the board, the chief executive officer or the president shall assume all powers and duties of the chair.

5.03	CHIEF EXECUTIVE OFFICER - The chief executive officer of the Corporation or the officer deemed to have been designated as the chief executive officer of the Corporation shall exercise general supervision over the affairs of the Corporation and shall sign all instruments which require the chief executive officer’s signature and shall perform all duties incident to such office, and shall have such other powers and duties as may from time to time be assigned to the chief executive officer by the board. If the board shall fail to appoint any individual or to designate one of the officers as the chief executive officer of the Corporation or if at any time or from time to time the board shall rescind any such appointment or designation without appointing or designating another individual or officer as the chief executive officer of the Corporation, the president shall be deemed to have been designated the chief executive officer of the Corporation until the board appoints or designates another individual or officer as the chief executive officer of the Corporation. The chief executive officer may, but need not be a director of the Corporation.

5.04	PRESIDENT - The president shall sign all instruments which require the president’s signature and shall perform all duties incident to such office, and shall have such other powers and duties as may from time to time be assigned to the president by the board. Except when the board has elected or appointed a general manager, the president or, if there is no president, but there is a chief executive officer of the Corporation, then the chief executive officer, shall also have the powers and be charged with the duties of that office. The president may, but need not be a director of the Corporation.

5.05	VICE-PRESIDENT - During the absence or disability of the president or, if there is no president, but there is a chief executive officer of the Corporation, then during the absence or disability of the chief executive officer, the duties of the chief executive officer or the president, as the case may be, shall be performed and the chief executive officer’s or the president’s, as the case may be, powers shall be exercised by the vice-president or, if there are more than one, by the vice-president designated from time to time by the board, the chief executive officer or the president. A vice-president shall have such other powers and duties as the board, the chief executive officer or the president may prescribe.

5.06	GENERAL MANAGER - The general manager shall have such powers and duties as the board may prescribe.

5.07	SECRETARY - The secretary, if requested, shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; the secretary shall give or cause to be given, as and when instructed, all notices to directors, shareholders, auditors and members of committees of the board; the secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal, if any, of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation except when some other officer or agent has been appointed for that purpose; and shall have such other duties as the board, the chief executive officer or the president may prescribe.

5.08	CHIEF FINANCIAL OFFICER - The chief financial officer of the Corporation or the officer deemed to have been designated as the chief financial officer of the Corporation, shall be primarily responsible for supervising the keeping of proper accounting records in compliance with the Act and, under the direction of the board, shall control the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. and shall render to the board whenever required an account of all transactions and of the financial position of the Corporation, and shall exercise such other duties as the board, the chief executive officer or the president may from time to time prescribe. If the board shall fail to appoint any individual or to designate one of the officers as the chief financial officer of the Corporation or if at any time or from time to time the board shall rescind any such appointment or designation without appointing or designating another individual or officer as the chief financial officer of the Corporation, the treasurer shall be deemed to have been designated the chief financial officer of the Corporation until the board appoints or designates another individual or officer as the chief financial officer of the Corporation.

5.09	TREASURER - The treasurer shall sign all instruments which require the treasurer’s signature and shall perform all duties incident to such office, and shall have such other powers and duties as may from time to time be assigned to the treasurer by the board.

5.10	CONTROLLER - The controller shall have such powers and duties as the board may prescribe.

5.11	DUTIES OF OTHER OFFICERS - The duties of all other officers of the Corporation shall be such as terms of their engagement call for or as the board, the chief executive officer or the president may prescribe. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board, the chief executive officer or the president otherwise directs.

5.12	AGENTS AND ATTORNEYS - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.13	FIDELITY BONDS - The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe.

SECTION 6

STANDARD OF CARE AND PROTECTION OF DIRECTORS AND OFFICERS

6.01	STANDARD OF CARE - Every director and officer of the Corporation in exercising their powers and discharging their duties shall act honestly and in good faith with a view to the best interests of the Corporation; and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of the Corporation shall comply with the Act, the regulations, articles, By-laws and any unanimous shareholder agreement.

6.02	INDEMNITY OF DIRECTORS AND OFFICERS - The Corporation shall indemnify the directors and officers of the Corporation, former directors or officers of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved by reason of that association with the Corporation or other entity, if they acted honestly and in good faith with a view to the best interests of the Corporation or of the other entity for which they acted as a director or officer or in a similar capacity at the Corporation’s request, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable ground for believing that their conduct was lawful.

6.03	INSURANCE FOR DIRECTORS AND OFFICERS - The Corporation may purchase and maintain insurance for the benefit of the directors or officers of the Corporation, former directors or officers of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer or in a similar capacity, of another entity, and their legal heirs and legal representatives, against any liability incurred by them, in their capacity as a director or officer or similar capacity, of another entity, if they act or acted in that capacity at the Corporation’s request.

SECTION 7

SECURITIES

7.01	ALLOTMENT - The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation, including any shares created by articles of amendment increasing or otherwise varying the capital of the Corporation, in such manner and to such persons or class of persons as the board shall by resolution determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.02	PAYMENT OF COMMISSION - The directors may authorize the Corporation to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03	SECURITY CERTIFICATES - Every security holder including every shareholder shall be entitled, in the case of initial issuance without payment and in the case of any subsequent transfer, upon payment of a fee not exceeding the amount as prescribed in the regulations made under the Act, to a security certificate in respect of the securities held by such security holder or to a non-transferable written acknowledgement of such security holder’s right to obtain a security certificate from the Corporation in respect of the securities of the Corporation held by such security holder. Security certificates shall be in such form or forms as the board shall from time to time approve. Unless otherwise ordered by the board, they shall be signed by at least one director or officer of the Corporation and need not be under the corporate seal, if any; provided that certificates representing securities in respect of which a transfer agent and registrar (which term shall include a branch transfer agent and registrar) or trustee have been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and registrar or trustee. If authorized by resolution of the board, the corporate seal, if any, of the Corporation and the signature of one of the signing officers, or in the case of security certificates representing securities in respect of which a transfer agent and registrar or trustee have been appointed, the signatures of both signing officers may be printed, engraved, lithographed, or otherwise mechanically reproduced in facsimile upon security certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be valid notwithstanding that one or both of the officers whose signature (whether manual or facsimile) appears thereon no longer holds office at the date of issue or delivery of the certificate.

7.04	REPLACEMENT OF SECURITY CERTIFICATES - The board may by resolution prescribe, either generally or in a particular case, reasonable conditions upon which a new security certificate may be issued in lieu of and upon cancellation of the security certificate which has become mutilated or in substitution for a certificate which has been lost, stolen or destroyed.

7.05	CENTRAL AND BRANCH REGISTERS - The Corporation shall maintain a central securities register and a central register of transfers at its registered office or at any other place in Canada designated by the directors and one or more branch securities registers and registers of transfers at such offices of the Corporation or other places either within or outside Canada as designated by the directors. The board may from time to time by resolution appoint a registrar, trustee or agent to keep the securities register and a transfer agent, trustee or other agent to keep the register of transfers and may also designate from time to time branch securities registers and branch registers of transfers. A registrar, trustee, transfer agent or other agent may but need not be the same person.

7.06	TRANSFER OF SECURITIES - Transfers of securities of the Corporation shall be registrable on the register of transfers or on one of the branch registers of transfers (if any) kept by or for the Corporation in respect thereof upon surrender of the security endorsed by the appropriate person together with such reasonable assurance as the Corporation shall require and subject to the other provisions of the Act relating to transfers and the restrictions on transfer set forth in the articles of the Corporation.

7.07	DEALINGS WITH REGISTERED HOLDER - Subject to the provisions of the Act, the Corporation and any trustee appointed in respect of a security may treat the registered holder of a security as a person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of a holder of the security and is not required to inquire into the existence of, or see to the performance or observance of any duty owed to a third person by a registered holder of any of its securities or by anyone whom it treats, as permitted or required by the Act, as the owner or registered holder thereof.

7.08	LIEN FOR INDEBTEDNESS - Except as otherwise required by any securities regulatory authority or securities laws, the Corporation shall have a lien on shares registered in the name of a Defaulting Shareholder (as defined below) for any Shareholder Debt (as defined below). A Defaulting Shareholder means a shareholder of the Corporation who defaults in the payment of any Shareholder Debt when the same becomes due and payable. Shareholder’s Debt means any principal or interest due to the Corporation in respect of any indebtedness owing by the holder of any class or series of shares in the Corporation, including an amount unpaid in respect of a share issued by a body corporate on the date it was continued under the Act.

If any Defaulting Shareholder defaults in the payment due in respect of any Shareholder Debt when the same becomes due and payable and continues in default for a period of fifteen (15) days after the Corporation has given notice in writing of such default to the Defaulting Shareholder:

(a)	the Corporation may sell all or any part of the Liened Shares (as defined below) at a bona fide public or private sale or auction. Liened Shares means the whole or any part of the shares registered in the name of a Defaulting Shareholder;

(b)	the terms and manner of the auction or sale shall be in the sole discretion of the Corporation;

(c)	the Corporation may accept any offer that it in its absolute discretion considers advisable upon such terms, whether for cash or credit or partly cash and partly credit, as it in its discretion considers advisable;

(d)	notice of any public or private sale or auction shall be given to the Defaulting Shareholder at least fifteen (15) days prior to the date on which such sale is held;

(e)	the proceeds of such sale shall be used and applied in descending order as follows:

(i)	first, to the cost and expense of such sale incurred by the Corporation, including legal fees, disbursements and charges;

(ii)	second, to reimburse the Corporation for out-of-pocket expenses incurred in connection with the sale;

(iii)	third, for the payment in full of the Shareholder Debt and all other sums due to the Corporation by the Defaulting Shareholder; and

(iv)	the balance, if any, to the Defaulting Shareholder;

(f)	if the proceeds of the sale are insufficient to pay the Shareholder Debt, the Defaulting Shareholder shall remain liable for any such deficiency;

(g)	the Corporation may apply any dividends or other distributions paid or payable on or in respect of the Liened Shares in repayment of the Shareholder Debt;

(h)	where the Liened Shares are redeemable pursuant to the Articles or may be repurchased at a price determined pursuant to the terms of any Unanimous Shareholder Agreement, the Corporation may redeem or repurchase all or any part of the Liened Shares and apply the redemption or repurchase price to the Shareholder Debt; and

(i)	the Corporation may refuse to register a transfer of all or part of the Liened Shares until the Shareholder Debt is paid.

In exercising one or more of the rights granted above, the Corporation shall not thereby prejudice or surrender any other rights of enforcement of its lien which may by law be available to it, or any other remedy available to the Corporation for collection of the Shareholder Debt, and the Defaulting Shareholder shall remain liable for any deficiency remaining.

SECTION 8
DIVIDENDS AND RIGHTS

8.01	DIVIDENDS - Subject to the provisions of the Act, articles and any unanimous shareholder agreement, the board may from time to time declare dividends in cash, securities of the Corporation or in specie to the shareholders according to their respective rights and interest in the Corporation.

8.02	DIVIDEND PAYMENT - A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by ordinary mail, postage prepaid, to such registered holder at such registered holder’s address appearing on the securities register, unless such holder otherwise directs or shall be paid by such other means as determined by the Corporation. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at the address appearing on the securities register in respect of such joint holding, or to the first address so appearing if there are more than one. The mailing of such cheque as aforesaid, unless the same be not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.03	NON-RECEIPT OF CHEQUES - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.04	UNCLAIMED DIVIDENDS - Any dividend unclaimed after a period of six (6) years from the date on which the same is or had been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION 9
SHAREHOLDERS

9.01	ANNUAL MEETINGS - Subject to the Act, the annual meeting of shareholders shall, subject to the articles and any unanimous shareholder agreement, be held at such place within Canada as the directors may determine or may be held at a place outside Canada if the place is specified in the articles or if all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place, for the purpose of hearing and receiving the reports and statements required by the Act to be read and laid before the shareholders at any annual meeting, electing directors, re-appointing, if necessary, the incumbent auditor and fixing or authorizing the board to fix the auditor’s remuneration. No other business shall be transacted at an annual meeting of shareholders unless such meeting is also properly constituted as a special meeting of shareholders.

9.02	SPECIAL MEETING - Subject to the Act, the directors of the Corporation may at any time and from time to time call a special meeting of shareholders of the Corporation to be held at such time and at such place in or outside Canada as the directors determine.

9.03	NOTICES - No public notice or advertisement of any meeting of shareholders shall be required, but notice of the time and place of each such meeting shall be given not less than twenty-one (21) days nor more than sixty (60) days before the day on which the meeting is to be held, to the auditor, if any, the directors and to each shareholder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state or be accompanied by a statement of the nature of that special business in sufficient detail to permit the shareholder to form a reasonable judgment thereon and the text of any special resolution or By-law to be submitted to the meeting . A meeting of shareholders may be held at any time without notice if all the shareholders entitled to vote thereat are present or represented by proxy and do not object to the holding of the meeting or those not present or represented by a proxy have waived notice, if all the directors are present or have waived notice and if the auditor, if any, is present or has waived notice.

9.04	REPORTS TO SHAREHOLDERS - A copy of the financial statements for the period that began immediately after the end of the last completed financial year and ended not more than six (6) months before the annual meeting, a copy of the auditor’s report, if any, and any further information respecting the financial position of the Corporation and the results of its operations required by the articles, the By-laws or any unanimous shareholder agreement shall be sent to each shareholder not less than twenty-one (21) days before each annual meeting of shareholders or before the transaction of the annual business of the Corporation pursuant to paragraph 9.17 hereof, except to shareholders who have informed the Corporation in writing that they do not wish to receive a copy of those documents.

9.05	PERSONS ENTITLED TO BE PRESENT - Persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the audit or, if any, of the Corporation, the directors of the Corporation and others who although not entitled to vote are entitled or required under the provisions of the Act or By-laws of the Corporation or any unanimous shareholder agreement to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

9.06	RECORD DATE - The directors may fix in advance a date preceding by not more than sixty (60) days or by less than twenty one (21) days a record date for the determination of persons entitled to receive notice of a meeting of shareholders and notice thereof shall be given not less than seven (7) days before the date so fixed by advertisement and by notice as provided in the Act. The directors may also fix in advance the date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend; entitled to participate in a liquidation or distribution; or for any other purpose except the right to receive notice of or to vote at a meeting which such record date shall not precede by more than sixty (60) days the date on which such particular action is to be taken and notice thereof shall be given as hereinbefore provided.

9.07	QUORUM - Two persons present in person holding or representing five percent (5%) of the shares entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of shareholders, provided that, in the event that a quorum is not constituted at any meeting of shareholders, such meeting may be adjourned and any number of shareholders holding or representing any number of shares entitled to vote thereat shall constitute a quorum at such adjourned meeting. If the Corporation has only one shareholder holding all of the issued shares of the Corporation or of the class or series of shares for which a meeting of shareholders is to be held, that shareholder present in person or by proxy may constitute a meeting.

9.08	RIGHT TO VOTE - At each meeting of shareholders every shareholder shall be entitled to vote who is entered on the books of the Corporation as a holder of one or more shares carrying the right to vote at such meeting in accordance with a shareholder list which, in the case of a record date shall be prepared not later than ten (10) days after such record date and where there is no record date at the close of business on the day immediately preceding the day on which notice is given or where no notice is given on the day on which the meeting is held. Where a share or shares have been mortgaged or hypothecated, the person who mortgaged or hypothecated such share or shares (or their proxy) may nevertheless represent the shares at meetings and vote in respect thereof unless in the instrument creating the mortgage or hypothec such individual has expressly empowered the holder of such mortgage or hypothec to vote thereon, in which case such holder (or their proxy) may attend meetings to vote in respect of such shares upon filing with the secretary of the meeting sufficient proof of the terms of such instrument.

9.09	PROXIES - Every person entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxy holder or one or more alternate proxy holders, who need not be shareholders, as their nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. The instrument appointing a proxy shall be executed by the person or such individual’s attorney authorized in writing or by electronic signature or, if the person is a body corporate, by an officer thereof or attorney thereof duly authorized and shall cease to be valid after the expiration of one (1) year from the date thereof. The instrument appointing a proxy shall comply with the provisions of the Act and regulations thereto and shall be deposited with the secretary of the meeting before any vote is cast under its authority, or at such earlier time and in such manner as the board may prescribe in accordance with the Act.

9.10	JOINT SHAREHOLDERS - Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

9.11	CHAIR, SECRETARY AND SCRUTINEERS - The chair of the board, if such an officer has been appointed and is present, or in the chair’s absence, the chief executive officer or the president, otherwise a vice-president who is a shareholder of the Corporation shall be the chair of any meeting of shareholders. If no such officer is present with in fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be the chair. If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

9.12	VOTES TO GOVERN - At all meetings of shareholders every question shall, unless required by any unanimous shareholder agreement or the articles or By-laws of the Corporation or by the Act, be decided by the majority of votes duly cast on the question.

9.13	SHOW OF HANDS - At all meetings of shareholders every question shall be decided by a show of hands unless a poll thereon be required by the chair or be demanded by any shareholder present in person or represented by proxy and entitled to vote. Upon a show of hands every person present and entitled to vote shall have one vote, except as provided in the Act. Any vote may be held, entirely, by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility. Before or after a show of hands has been taken upon any question the chair may require or any shareholder present in person or represented by proxy and entitled to vote may demand a poll thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a poll thereon be so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings at the meeting shall be prima facie evidence of the fact without proof of the number or proportions of the votes recorded in favour of or against any resolution or other proceedings in respect of the said question, and the result of the vote so taken shall be the decision of the Corporation in annual or special meeting, as the case may be, upon the question. A demand for a poll may be withdrawn at any time prior to the taking of the poll.

9.14	POLLS - If a poll is required by the chair of the meeting or is duly demanded by any shareholder and the demand is not withdrawn, a poll upon the question shall be taken in such manner as the chair of the meeting shall direct. Upon a poll each shareholder who is present in person or represented by proxy shall be entitled to one vote for each share in respect of which such shareholder is entitled to vote at the meeting and the result of the poll shall be the decision of the Corporation in annual or special meeting, as the case may be, upon the question.

9.15	CASTING VOTE - In case of an equality of votes at any meeting of shareholders, either upon a show of hands or upon a poll, the chair of the meeting shall not be entitled to a second or casting vote.

9.16	ADJOURNMENT - The chair of the meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide. or where otherwise permitted under the provisions of the Act, adjourn the meeting from time to time and from place to place.

9.17	TRANSACTION OF BUSINESS BY SIGNATURE - Subject to the provisions of the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders; and a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders and signed by all the shareholders entitled to vote at that meeting, satisfies all other requirements of the Act relating to that meeting of shareholders.

9.18	ONE SHAREHOLDER - Where the Corporation has only one shareholder, all business which the Corporation may transact at an annual or special meeting of shareholders shall be transacted in the manner provided for in paragraph 9.17 hereof.

9.19	MEETINGS BY TELEPHONE/ELECTRONIC MEANS - A meeting of the shareholders may, subject to the Act, be held by a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such communication facility and a shareholder who, through those means, votes at the meeting or establishes communications link to the meeting shall be deemed to be present at the meeting.

SECTION 10
NOTICE

10.01	METHOD OF GIVING - Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer or auditor of the Corporation under any of the provisions of the articles or By-laws or the Act shall be sufficiently given if sent to such shareholder, director, officer or auditor by prepaid mail addressed to, delivered personally to or, if permitted under the provisions of the Act or regulations, sent by means of any telephonic, electronic or other communication facility to, a shareholder at the shareholder’s last address as shown on the records of the Corporation or its transfer agent; and a director, officer or auditor at such individual’s last address as shown in the records of the Corporation or in the case of a director or officer in the most recent notice filed under the Act, whichever is the more current. A notice or document sent by prepaid mail as hereinbefore provided to a shareholder, director, officer or auditor of the Corporation shall be deemed to be received by such shareholder, director, officer or auditor at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder, director, officer or auditor did not receive the notice or document at the time or at all. If permitted under the provisions of the Act or regulations, a notice sent by any means of electronic or recorded telephonic communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency. Where the Corporation sends a notice or document to a shareholder by prepaid mail as hereinbefore provided and the notice or document is returned on two (2) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until such shareholder informs the Corporation in writing of such shareholder’s new address. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor in accordance with any information believed by the secretary to be reliable.

10.02	COMPUTATION OF TIME - In computing the date when notice must be given under any provision of the articles or By-laws requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

10.03	OMISSIONS AND ERRORS - The accidental omission to give any notice to any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.04	NOTICE TO JOINT SHAREHOLDERS - All notices with respect to any shares registered in more than one name may if more than one address appears on the books of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

10.05	PERSONS ENTITLED BY DEATH OR OPERATION OF LAW - Every person who by operation of law, transfer, death of a shareholder or by any means whatsoever, shall become entitled to any share or shares, shall be bound by every notice in respect of such share or shares which shall have been duly given to the person from whom such individual derives title to such share or shares. previously to such individual’s name and address being entered on the books of the Corporation (whether it be before or after the happening of the event upon which such individual became entitled).

10.06	WAIVER OF NOTICE - Where a notice or document is required by the Act, or the articles or By-laws of the Corporation to be sent, the notice may be waived or the time for sending the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto.

SECTION 11
EFFECTIVE DATE

11.01	EFFECTIVE DATE - This By-law shall come into force when passed by the board.

PASSED THIS 4th of October, 2019.

Stavros Apostolopoulos - President	Stavros Apostolopoulos - Secretary

The foregoing is made a by-law of the Corporation pursuant to the Canada Business Corporations Act by the sole director of the Corporation.

DATED this 4th of October, 2019.

Stavros Apostolopoulos

The foregoing is confirmed as a by-law of the Corporation by the sole shareholder of the Corporation entitled to vote on such matter at a meeting of shareholders pursuant to the Canada Business Corporations Act.

DATED this 4th of October, 2019.

Stavros Apostolopoulos